                        JUNIATA VALLEY FINANCIAL CORP.
                            Bridge and Main Streets
                              Post Office Box 66
                            Mifflintown, PA  17059
                           Telephone (717) 436-8211

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 20, 1999

TO OUR SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Juniata Valley Financial Corp. ("JVF") will be held at 10:30 a.m. on April 20, 1999, at the Clarion Inn, Burnham, Pennsylvania for the purpose of considering and voting upon the following matters:

   1.  Election of Directors.  The election of seven Class C Directors listed in
       ---------------------
Proxy Statement dated March 16, 1999, accompanying this Notice. These Directors will serve until the 2002 Annual Meeting.

   2.  Other Business.  Such other business as may be properly brought before
       --------------
the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

   Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

   IN ACCORDANCE with the statutes in such case made and PROVIDED only those holders of record of Common stock of JVF at the close of business on March 15, 1999 (the "RECORD DATE"), are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or adjournments thereof. The Stock Transfer Books of JVF will not be closed.

                            BY ORDER OF THE BOARD OF DIRECTORS,


                            RONALD H. WITHERITE
                            Secretary

Mifflintown, Pennsylvania
March 16, 1999

   THE MANAGEMENT OF JVF REQUESTS THAT YOU SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE PREPAID ENVELOPE PROVIDED. THIS PROXY WILL NOT BE USED IF YOU ARE PRESENT AND DESIRE TO VOTE IN PERSON.

                        JUNIATA VALLEY FINANCIAL CORP.

                                PROXY STATEMENT
                                MARCH 16, 1999

                              GENERAL INFORMATION


  This Proxy Statement (the "Proxy Statement") is being furnished in connection with the solicitation by Management of Juniata Valley Financial Corp. ("JVF"), a corporation organized under the laws of the Commonwealth of Pennsylvania, of proxies to be voted at the Annual Meeting of Shareholders of JVF to be held on April 20, 1999 at 10:30 a.m. prevailing time, and at any and all adjournments or postponements thereof. This Proxy Statement and the enclosed Form of Proxy (the "Proxy") are first being sent to shareholders of JVF on or about March 16, 1999.

  The costs of preparing, printing and mailing the Proxy and all materials used in the solicitation thereof will be borne by JVF. In addition to use of the mails, proxies may be solicited by officers, directors and employees of JVF personally, by telephone or by telegraph.

  JVF's executive offices are located at Bridge and Main Streets, Mifflintown, Pennsylvania 17059, and its telephone number is (717) 436-8211. JVF's mailing address is P. O. Box 66, Mifflintown, Pennsylvania 17059.

DATE BY WHICH SECURITY HOLDER PROPOSALS MUST BE RECEIVED TO BE PRESENTED AT NEXT ANNUAL MEETING OF SHAREHOLDERS

  Proposals of security holders of JVF intended to be presented at the next annual meeting of shareholders of JVF must be received by JVF for inclusion in JVF's Proxy Statement and Form of Proxy relating to that meeting by November 17, 1999.

  If the date of the next Annual Meeting of Shareholders of JVF is advanced or delayed by more than 30 days from April 18, 2000, security holders will be timely informed of the change of the Annual Meeting of Shareholders and the date by which proposals of security holders must be received.

                            PURPOSES OF THE MEETING

  The Annual Meeting of Shareholders will be held for the purpose of (i) electing seven (7) Class C Directors to serve until the Annual Meeting of 2002; and (ii) transacting such other business as may properly be brought before the meeting or any adjournment thereof.

                                    VOTING

VOTING; REVOCATION OF PROXIES

  Each Proxy may be revoked at any time before its exercise by, among other methods, giving written notice to the Secretary of JVF. A subsequently dated Proxy will, if presented to the Secretary of JVF, revoke a prior dated Proxy. Any shareholder of JVF may attend the meeting and vote in person whether or not he has previously given a Proxy.

  The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting of
Shareholders: (i) matters which the Board of Directors does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of the shareholders, if such approval does not amount to ratification of the action taken at that meeting; and (iii) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed Proxy will vote in accordance with their best judgment.

  The Board of Directors of JVF is not presently aware of any matters (other than procedural matters) which will be brought before the Annual Meeting of Shareholders which are not referred to in the Notice of Annual Meeting of Shareholders. If other business is properly brought before the Annual Meeting of Shareholders, the persons named in the Proxies will act or vote in accordance with their judgment.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

  The presence in person or by proxy of the holders of a majority of the outstanding shares of JVF's common stock will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. At the close of business on the Record Date, there were 2,330,148 shares of JVF's common stock outstanding. Each share of JVF's common stock outstanding on the Record Date is entitled to one vote on all matters, including the election of directors, to come before the Annual Meeting.

  The Trust Department of The Juniata Valley Bank (the "Bank") as sole trustee, holds 192,183 shares of stock which may be voted in the election of directors of JVF.

  Management of JVF in the aggregate beneficially owned 6.5% of the common stock of JVF and the Bank's Trust Department as corporate fiduciary owned 8.24% of the outstanding common stock of JVF as of the Record Date. To the knowledge of management of JVF, no shareholder beneficially owned 5% or more of the outstanding common stock of JVF on the Record Date.

  All matters which are expected to come before the shareholders, including election of directors, will require the affirmative vote of the holders of a majority of JVF's outstanding common stock represented at the meeting, if a quorum is present.

  At the Annual Meeting, the Judges of Election will manually tabulate all votes which are cast in person or by proxy. Those shareholders wishing to vote in person will be provided ballots with which to vote.

  Voting is an important right of shareholders. If a shareholder abstains or otherwise fails to cast a vote on any matter brought before the shareholders, the Pennsylvania Business

Corporation Law provides that notwithstanding any intention to the contrary, the abstention or failure is not a vote and will not be counted. This is true of broker nonvotes, as well as nonvotes by other shareholders.


                         ELECTION OF DIRECTORS OF JVF

  The Bylaws of JVF provide that the Board of Directors may, from time to time, fix the number of directors and their respective classifications. The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than 25. The Bylaws also provide that the Board of Directors shall be classified into three classes as nearly equal in number as possible, each class to be elected for a term of three years. Each class shall be elected in a separate election. At each subsequent annual meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

  Nomination for elections to the Board of Directors may be made by the Board of Directors or by any holder of the common stock of JVF entitled to vote at the election of directors. Nominations, other than those made by or on behalf of the existing management of JVF, shall be made in writing and shall be delivered or mailed to the secretary of JVF not less than 45 days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the age of each proposed nominee; (c) the principal occupation of each proposed nominee;
(d) the number of shares of JVF owned by each proposed nominee; (e) the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; (f) the name and residence address of the notifying shareholder; and (g) the number of shares of JVF owned by the notifying shareholder. Any nomination for director not made in accordance with the above procedure shall be disregarded by the Chairman of the meeting, and votes cast for each such nominee shall be disregarded by the Judge of Election.

  It is the intention of the persons named in the Proxy to vote for the election of the seven individuals listed as Class C Directors to the class to which said directors have been designated, to serve until the 2002 Annual Meeting of Shareholders.

  In absence of instructions to the contrary, proxies will be voted in favor of the election of the management's nominees. In the event any nominee should become unavailable, it is intended that the proxies will be voted for such substitute nominee as may be nominated by management. Management has no present knowledge that any of the nominees will be unavailable to serve.

  On the effective date of last year's merger (the "Merger") of Lewistown Trust Company ("Lewistown") with and into JVF's sole wholly-owned subsidiary, The Juniata Valley Bank (the"Bank"), nine (9) of Lewistown's then directors were appointed and added to JVF's

Board of Directors (three (3) directors were added to each Class of JVF Directors). Thus, the number of JVF Directors was increased from eleven (11) to twenty (20).

  Each nominee for the position of Class C Director is currently a director of JVF and the Bank. All Class C Directors, with the exception of the three former Lewistown directors, were elected directors of JVF at the 1996 Annual Meeting of Shareholders of JVF.

  The following table sets forth the name and age of each nominee to each class of the Board of Directors of JVF, as well as the nominee's business experience, including principal occupation for the past five years, the period during which he has served as a director of JVF and the Bank, and the number and percentage of outstanding shares of common stock of JVF beneficially owned by each nominee as of the Record Date.


                         Business Experience
                         Including Principal               Amount and     Percentage
                             Occupation                     Nature of         of
                              for the           Director    Beneficial    Outstanding
Name and Age              Past Five Years      Since /1/   Ownership /2/  Stock Owned
------------              ---------------      ---------   -------------  -----------

CLASS C DIRECTORS TO BE ELECTED FOR A THREE-YEAR TERM ENDING IN 2002.
Joe E. Benner             Owner, Benner             1996           3,804       *
  Age 60                  Automotive
                          Mifflintown, PA

Francis J. Evanitsky      President & COO           1998           1,100       *
  Age 56                  The Juniata Valley
                          Bank and Juniata
                          Financial Corp.

Philip E. Gingerich, Jr.  President, Central        1998           5,435       *
   Age 40                 Insurers Group, Inc.
                          Lewistown, PA

Dale G. Nace              Owner, Glenn Nace         1992           1,700       *
  Age 54                  Plumbing & Heating;
                          GlenDale Storage,
                          Millerstown, PA

Edward R. Rhodes          Retired Partner,          1992           1,437       *
  Age 70                  E. R. Rhodes & Son
                          Lewistown, PA

Harold B. Shearer         Self-Employed Farmer      1988           4,185       *
  Age 63                  East Waterford, PA


Jan G. Snedeker           President, Snedeker       1998           1,326       *
  Age 52                  Oil Co., Inc.
                          Lewistown, PA

CLASS B DIRECTORS TO CONTINUE IN OFFICE TO 2001.

Harry B. Fairman, Jr.     President, Hilltop        1983           4,779       *
   Age 71                 Oil Co., Inc.
                          Mifflintown, PA

Don E. Haubert            President, Haubert        1975          11,689       *
  Age 59                  Homes, Inc.,
                          Mifflintown, PA

Timothy I. Havice         Restaurant Operator       1998          12,486       *
  Age 51                  Developer
                          Lewistown, PA

Charles L.                President, Hoenstine      1998           1,847       *
Hershberger               Funeral Homes, Inc.
  Age 53                  Lewistown, PA

John A. Renninger         President of A.D.         1979          10,212       *
  Age 63                  Renninger Lumber Co.
                          Richfield, PA

John M. Wilson            Retired President,        1998          19,390       *
  Age 69                  Wilson Oil, Co.
                          Lewistown, PA

Ronald H. Witherite       Owner, Ron's IGA          1992           1,085       *
  Age 61                  Fruit Market
                          Reedsville, PA

CLASS A DIRECTORS TO BE ELECTED FOR A THREE-YEAR TERM ENDING IN 2000.

A. Jerome Cook            Chairman and CEO          1976           4,872       *
  Age 58                  of The Juniata Valley
                          Bank and Juniata Valley
                          Financial Corp.

Martin L. Dreibelbis      Self-employed             1998           2,026       *
  Age 45                  Petroleum Consultant
                          Mifflintown, PA


Karl E. Guss              Funeral Director          1974          16,421       *
  Age 71                  Guss Funeral Home
                          Mifflintown, PA

Marshall L.               Retired President,        1998          30,710       1.31%
Hartman                   Lewistown Trust Co.
  Age 60                  Lewistown, PA

Robert K. Metz            President, Metz           1998          14,362       *
  Age 57                  Poultry Farms, Inc.
                          Belleville, PA

Richard M. Scanlon, DMD   Self-employed Dentist     1998           1,408       *
   Age 50                 Lewistown, PA

*     Less than one (1%) percent.

/1/ Includes period prior to the formation of JVF (1983) during which named person served as director of the Bank. With respect to former Lewistown directors, does not include years served as Lewistown directors. Each director of JVF also serves as a director of the Bank.

/2/ The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 16, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

   The following are all shares owned beneficially by all directors and principal officers as a group:

                             Amount and Nature of
                             Beneficial Ownership
                             --------------------
              Title of Class    Direct     Indirect   Percentage
              --------------    ------     --------   ----------

              Common           139,857       12,503         6.5%

                        MANAGEMENT OF JVF AND THE BANK

BOARD OF DIRECTORS

   The Board of Directors of JVF and the Bank are identical. The Board of Directors of JVF has not appointed any committees as of this date. JVF has utilized the Bank's committees.

EXECUTIVE OFFICERS

   The following table sets forth the executive officers of JVF, their ages, their positions with JVF and the beneficial ownership (as determined in accordance with the rules and regulations of the Securities and Exchange Commission) of common stock of JVF by each of such persons. Share information is stated as of March 16, 1999.


                            Amount and       Percentage
                             Nature of           of
                            Beneficial       Outstanding
Name and Age                   Title          Ownership   Stock
----------------------  -------------------  -----------  -----

A. Jerome Cook          Chairman and CEO           4,872    *
  Age 58                of JVF and the Bank

Francis J. Evanitsky    President and COO          1,100    *
   Age 56               of JVF and the Bank

* - Less than one (1%) percent.

BOARD PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   JVF does not have a Compensation Committee. The Board of Directors has delegated to the Personnel Committee initial review and recommendations for executive compensation. Recommendations of the Personnel Committee are reviewed and ratified by the full Board of Directors.

   Executive compensation is designed to provide a level of salary competitive with that offered by other similar regional bank holding companies and banks. To that end, the Personnel Committee reviews the results of several salary and compensation surveys. At the present time, there is no relationship between executive compensation and JVF's corporate performance. Rather, the process of determining executive compensation is primarily subjective and not based on quantifiable data.

   Executive officers of JVF participate in the same two bonus programs in which all employees of JVF participate. These programs pay modest bonuses; one is paid at year end and the other after JVF's return on assets is calculated.

   Mr. Cook, as Chairman and Chief Executive Officer of JVF, and Mr. Evanitsky, as President and Chief Operating Officer of JVF, each receive a salary determined by the Personnel Committee in the manner described above. In addition, each participates in the same bonus programs which are applicable to all employees. Mr. Cook's and Mr. Evanitsky's total compensation is disclosed in the Summary Compensation Table set forth below on Page 10.

   JVF offers no special incentive programs for its executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Members of the Personnel Committee are John Renninger, Timothy Havice, Philip Gingerich and Ronald Witherite. None of these committee members have been officers or employees of JVF or the Bank at any time, and none had any relationship with JVF or the Bank requiring specific disclosure under applicable Securities and Exchange Commission regulations.

   This report is given over the signatures of the Personnel Committee, consisting of John Renninger, Timothy Havice, Philip Gingerich and Ronald Witherite.


STOCK PERFORMANCE GRAPH

   The following graph sets forth the yearly percentage change in JVF's cumulative total shareholder return on its common stock from December 31, 1994 to December 31, 1998. This percentage change is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period measured, assuming dividend reinvestment and (B) the difference between JVF's share price at December 31, 1998 and December 31, 1994 by (ii) the share price of December 31, 1994. This result, on the following performance graph, is compared with the NASDAQ Market Index and the MG Industry Group 042-Middle Atlantic Banks. However, several of the companies in the MG Industry Group 042 were acquired within the past few years, resulting in somewhat inflated share prices. Thus, JVF has constructed an additional Peer Group Index (the "Peer Group Index"), consisting of eight Pennsylvania bank holding companies, which JVF believes is a more realistic comparison to JVF's recent performance. The bank holding companies in the Peer Group Index are ACNB Corporation, Codorus Valley Bancorp, Inc., Columbia Financial Corp., Community Banks, Inc., Fidelity Deposit & Discount Bank, Hanover Bancorp, Inc., PennRock Financial Services Corp., and Union National Financial Corp.

           [JUNIATA VALLEY FINANCIAL CORPORATION GRAPH APPEARS HERE]

REMUNERATION OF EXECUTIVE OFFICERS

   The following Summary Compensation Table sets forth the remuneration of the executive officers of JVF (as defined in applicable securities regulations), and the annual salary and other compensation of those officers for the preceding three years.

                           SUMMARY COMPENSATION TABLE


                                                                              Long Term Compensation
                                                                        -----------------------------------
                                            Annual Compensation              Awards           Payouts
                                    -----------------------------------  ---------------  ----------------
                                                            Other                    Securities
Name                                                        Annual       Restricted  Underlying             All Other
and                                                         Compen-      Stock       Options/    LTIP       Compen-
Principal                                                   sation/1/    Awards/2/   SARs/3/     Payouts/4/ sation/5/
Position                Year        Salary ($)  Bonus ($)       ($)         ($)         (#)        ($)         ($)
----------------------  ----------  ----------  ----------  -----------  ----------  ----------  ---------  ---------

A. Jerome Cook                1998     130,462       1,185       -           -           -          -          42,504
Chairman & CEO                1997     123,392       1,185       -           -           -          -          42,216
                              1996     119,500       1,175       -           -           -          -          24,317
---------------
Francis J. Evanitsky          1998     105,987       1,185       -           -           -          -           4,184
President & COO *

* - Mr. Evanitsky is the former President and CEO of Lewistown. He only began employment with JVF in 1998, upon consummation of the Merger.

/1/ The aggregate of personal benefits provided by JVF and the Bank for any executive officer, individually or all executive officers as a group did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years referenced. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.

/2/   JVF has not issued any Restricted Stock Awards to any executive officer.

/3/   JVF has not issued any options or SARs to any Executive Officer.

/4/ JVF does not maintain any Long-Term Incentive Plan as defined in the applicable Securities and Exchange Commission Regulations, and consequently has made no payouts pursuant to any such plan.

/5/   Mr. Cook received $7,800 in 1998, $7,800 in 1997, and $7,800 in 1996 as
      compensation for serving as a director of JVF and the Bank. Mr. Cook has elected to defer a portion of this compensation in the manner described below under "Director's Compensation." Mr. Cook participated in the Officer's Supplemental Retirement Plan, also described below. Accruals to Mr. Cook's account under this Plan were $29,000 in 1998, $29,000 in 1997, and $15,000 in 1996. Finally, Mr. Cook participated in the Director's Retirement Plan described below. Accruals to Mr. Cook's account under this plan were, $5,214 in 1998, $5,012 in 1997, and $1,012 in 1996. Mr. Cook is
      provided with the use of an automobile; the compensation element of this automobile aggregated $490 in 1998, $404 in 1997, and

      $505 in 1996. Mr. Evanitsky received $3,900 in 1998 as compensation for serving as a director of JVF and the Bank. Mr. Evanitsky is provided with the use of an automobile; the compensation element of this automobile aggregated $284 in 1998.


EMPLOYMENT AGREEMENTS

   In 1995, JVF and the Bank entered into a deferred compensation agreement with
A. Jerome Cook. The agreement provides that JVF and the Bank shall, if Mr. Cook's employment is terminated without cause, or, if Mr. Cook's employment with JVF and the Bank is terminated by either Mr. Cook, JVF or the Bank within a period commencing six months before or nine months after a change in control of JVF and the Bank, pay Mr. Cook severance compensation equal to 2.95 times Mr. Cook's average annual compensation over the five taxable years immediately preceding the termination of Mr. Cook's employment with JVF and the Bank. The agreement shall expire when Mr. Cook retires.

   In 1998, JVF and the Bank entered into a deferred compensation agreement with Francis J. Evanitsky. The agreement provides that JVF and the Bank shall, if Mr. Evanitsky's employment is terminated without cause, or, if Mr. Evanitsky's employment with JVF and the Bank is terminated by either Mr. Evanitsky, JVF or the Bank within a period commencing six months before or nine months after a change in control of JVF and the Bank, pay Mr. Evanitsky severance compensation equal to 2.95 times Mr. Evanitsky's average annual compensation over the five taxable years immediately preceding the termination of Mr. Evanitsky's employment with JVF and the Bank. The agreement shall expire when Mr. Evanitsky retires.

STOCK OPTION GRANTS

   Applicable Securities Exchange Commission regulations require disclosure of Stock Option grants to executive employees. JVF maintains no stock option plans and the following table indicates that no such options have been granted:

                         INCENTIVE STOCK OPTION GRANTS
                              IN LAST FISCAL YEAR


                                                                                     Potential
                                                                                     Realizable Value at
                                                                                     Assumed Annual Alternative
                                                                                     Rates of Stock Price
                                                                                     Appreciation
                                   Individual Grants                                 for Option Term
---------------------------------------------------------------------                ------------------------
                              Number of          % of Total
                              Securities         Options/
                              Underlying         SARs
                              Options/           Granted to Exercise
                              SARs               Employees  or Base     Expira-
                              Granted            in Fiscal  Price       tion
Name                          (#)                Year       ($/Sh)      Date         5% ($)    10% ($)
--------------------------    ---------------    -------    --------    ---------    ------    ------
A. Jerome Cook                       0              0%         $0           0          $0        $0


                                     - 11 -

Francis J.                           0              0%         $0           0          $0        $0
Evanitsky

PENSION PLAN

   JVF and the Bank maintain a pension plan for employees of JVF and the Bank. The aggregate amount set aside or accrued as of December 31, 1998, for all pension or retirement benefits to be paid under existing plan for all plan participants was $151,929, an amount equal to 4.93% of the total covered compensation of all plan participants. All employees with 12 months' continuous service who have attained the age of 21 years (except those paid hourly who work less than 1,000 hours per year) are eligible to participate. The cost of the pension, which is actuarially determined, is paid by JVF and the Bank. The amount of the contribution or accrual with respect to a specified pension is not and cannot readily be separated or individually calculated by the regular actuaries for the Plan. The formula used to determine an employee's monthly pension income is 1% of the employee's average monthly compensation for the Plan year multiplied by his or her years of Benefit Formula Service, not to exceed 99 years. Early retirement is possible with reduced benefits provided the employee has attained the age of 55 years and has completed 20 years of service. Average monthly earnings are calculated from the employee's highest five consecutive years of earnings and exclude directors' fees, whether paid in cash or deferred.

   The amount shown on the following table assumes the retirement of an employee who chose a straight life annuity, who is presently 50 years old and who will retire at the age of 65 years.

                              PENSION PLAN TABLE


                               Years of Service
                ------------------------------------------------
Remuneration       15        20        25        30        35
--------------  --------  --------  --------  --------  --------

 75,000          $13,594   $18,125   $22,656   $27,187   $31,718
 95,000          $18,674   $24,900   $31,125   $37,349   $43,574
115,000          $23,794   $31,725   $39,656   $47,587   $55,518
135,000          $28,894   $38,525   $48,156   $57,787   $67,418
145,000          $31,444   $41,925   $52,406   $62,887   $73,368
155,000          $32,700   $43,600   $54,500   $65,400   $76,300

As of December 31, 1998, A. Jerome Cook had 33 years of credit service under the Pension Plan.

OFFICER'S SUPPLEMENTAL RETIREMENT PLAN

   In December, 1988, the Bank established a supplemental retirement plan for certain key executive employees (the "Officer's Plan"). The Officer's Plan provides for a target annual retirement benefit, payable over 10 years beginning at age 65, in an amount equal to 40% of the employee's 1988 compensation. The retirement benefit will accrue to the account of each participating employee, commencing in 1989, over his working years with the Bank until he attains the age of 65. The Plan is dependent on annual funding which is subject to approval by the Board of Directors. If the Board terminates the Plan or declines to make a contribution in any year, participants will receive only such benefits as have accrued, even if less than the targeted benefits.

   A lesser retirement benefit, equal to the employee's accrued benefit to date of retirement, is payable if the employee retires on or after attainment of the age of 62, provided that he has completed 15 years of service. If the Board of Directors approves, receipt of benefits on early retirement may commence, but the benefit will be the then actuarial equivalent of the accrued retirement benefit.

   The plan also provides for a disability pension in an amount equal to the employee's accrued retirement benefit on the date of disability. This pension is payable over a 10-year period, commencing when the employee attains the age of 65. However, payment may be accelerated with approval of the Board; in such event, the actuarial equivalent of the benefit will be paid.

   If a participant in the plan dies while employed by the Bank, a death benefit is payable. The amount of the benefit depends on whether the Bank has purchased insurance on the life of the participant. The death benefit is equal to the proceeds of the policy if the Bank has purchased insurance, and the equivalent of the participant's accrued retirement benefit if life insurance has not been purchased.

DIRECTORS' COMPENSATION

   Subject to the right of a director to defer the payment of directors' fees in accordance with the directors' compensation plan set forth below, each director is paid an annual fee of $7,800 for attendance at 12 regular meetings of the Board of Directors of the Bank. Each director who is not an executive officer also receives $70 for attendance of each committee meeting of the Bank and special meeting of the Board of Directors of the Bank. JVF directors receive no fees in addition to those received from the Bank.

DIRECTOR'S DEFERRED COMPENSATION PLANS

   In 1982, JVF established a director's deferred compensation plan. This plan permitted participating directors to defer $3,700 in director's fees each year for a five year period commencing with the election to participate in the plan in return for an undertaking by JVF to pay each participating director a specified amount in 120 equal payments beginning at the last to occur of the attainment of the age of 65 or the expiration of five years from the date of the director's election to participate in the plan, or if the director were to die prior to such time, upon the death of the director. JVF applied the deferred director's compensation to the purchase of life insurance policies which will fund JVF's obligations under the plan. JVF is the owner and the beneficiary of these life insurance policies.

   In 1987, when the first director's deferred compensation plan was fully funded, JVF offered directors a second deferred compensation plan whereby each director could elect to defer $4,900 in directors fees each year for five years in exchange for an additional benefit similar to that offered under the 1982 plan. In 1991, when the second plan was funded, JVF offered a third deferred compensation plan to directors whereby they may elect to defer $6,000 in director's fees each year for five years in order to receive an additional benefit similar to that offered under the 1982 and 1987 plans. All three plans operate in substantially the same manner and all are funded by insurance policies as described above. JVF has no plans to offer any additional deferred compensation plans to its directors. The above-referenced plans will continue in effect.

DIRECTOR'S RETIREMENT PLAN

   In December, 1988, the Bank established a retirement program for directors (the "Director's Plan"). All persons who were directors of the Bank on January 1, 1988, are eligible for benefits under the Plan. All directors whose service commenced after January 1, 1988, are eligible following the completion of six months of service on the Board. The Director's Plan provides for a target retirement benefit of $7,800 per year for 10 years commencing at age 65, or, if later, at such time as the director has completed 10 years of credited service (as defined in the Director's Plan) with the Board. The retirement benefit for each director will accrue over his remaining projected period of service until he reaches age 65 or completes 10 years of credited service. The Plan is dependent on annual funding which is subject to approval by the Board of Directors. If the Board terminates the Plan or declines to make a contribution in any year, directors will receive only such benefits as have accrued, even if less than the targeted benefits. Lesser benefits are payable in the event of the director's death, disability, or other termination (except terminations caused by the director's fraud or dishonesty).

TRANSACTIONS WITH OFFICERS AND DIRECTORS

   During 1998, the Bank had and expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates of JVF and the Bank, on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others. Such loans present, in the opinion of management, no more than the normal risk of collectibility or present other unfavorable features. During 1998, the highest aggregate amount of extensions of credit to directors, officers and their associates either directly or indirectly, did not exceed 20% of equity capital. Also during 1998, extension of credit to any one director, officer, or principal shareholder did not exceed 10% of equity capital.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of JVF to file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of JVF. To the knowledge of JVF, all
Section 16(a) filing requirements applicable to its directors and executive officers have been complied with In 1998.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK

   The Board of Directors of JVF has not established its own committees but rather utilizes the committees of the Bank.

   The total number of Board of Directors' meetings during 1998 was 12 and no director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

AUDIT COMMITTEE

   Members of the Audit Committee were Edward Rhodes, Martin Dreibelbis, Charles Hershberger and John Wilson. This Committee met three times during 1998. The Audit Committee causes to be made by certified public accountants a complete audit of the books and financial statements of JVF. Upon receipt and review of the internal auditor's report and certified public audit report, the Committee brings to the Board of Directors the Committee's recommendations concerning the audit. The Committee also reviews any examination reports by the Department of Banking, Federal Deposit Insurance Corporation and The Federal Reserve Bank of Philadelphia.

TRUST COMMITTEE

   Members of the Trust Committee were Harold Shearer, Joe Benner, John Wilson and Robert Metz. This Committee met 11 times during 1998. The Trust Committee determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishment of all fiduciary relationships. The Trust Committee keeps minutes of their meetings which are reviewed by the Board of Directors monthly.

PERSONNEL COMMITTEE

   Members of the Personnel Committee were John Renninger, Timothy Havice, Philip Gingerich and Ronald Witherite. This Committee met twice during 1998. The Personnel Committee reviews all personnel policies, including compensation of all employees.

OTHER COMMITTEES OF THE BANK

   There is no nominating committee but there are other standing committees which are appointed from time to time by the Chairman of the Board of Directors subject to the approval of the Board. Examples of some of the committees are Policy, Consumer, Marketing, Buildings and Grounds, Pension and Finance.

                                OTHER BUSINESS

   To transact any other matters connected with and incidental to the election of directors that may properly come before the Annual Meeting of Shareholders.

   Management, at present, knows of no other business except those items explained herein that may require the vote of the shareholders to be presented by or on behalf of JVF or its management at the meeting.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Board of Directors of JVF has engaged Beard & Company, Inc., Reading, Pennsylvania, as principal accountant for JVF and the Bank to audit its financial statements for the year 1998. This firm has no material relationship with JVF or the Bank and is considered to be well qualified. A representative of the firm is expected to be at the Annual Meeting of Shareholders.

                            FORM 10-K ANNUAL REPORT

   Securities and Exchange Commission Form 10-K Annual Report is available free of charge. If you desire a copy of this report, forward your request to:

                              Ms. Linda L. Engle
                         Executive Vice President/CFO
                            The Juniata Valley Bank
                                  P.O. Box 66
                            Mifflintown, PA  17059

                                RETURN OF PROXY

   You are urged to sign, date and return the accompanying Proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your Proxy.

                          BY ORDER OF THE BOARD OF DIRECTORS


                          RONALD H. WITHERITE
                          Secretary

Mifflintown, Pennsylvania
March 16, 1999

                                     PROXY

                        JUNIATA VALLEY FINANCIAL CORP.
                                  P.O. Box 66
                            Mifflintown, PA  17059
                          Telephone:  (717) 436-8211

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS OF JUNIATA VALLEY FINANCIAL CORP.

The undersigned hereby appoints Frank H. Berrier, Jr., Roy E. Berrier, Jr. and Connie J. Clinger as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Juniata Valley Financial Corp. held of record by the undersigned on March 15, 1999 at the Annual Meeting of Shareholders to be held on April 20, 1999.

1.  ELECTION OF DIRECTORS:

    For all Nominees Listed Below  _____        Withhold Authority  _____
    (except as indicated below)

                                    CLASS C
                                    -------
                 Joe E. Benner              Edward R. Rhodes
                 Francis J. Evanitsky       Harold B. Shearer
                 Philip E. Gingerich        Jan G. Snedeker
                 Dale G. Nace

    INSTRUCTION:    To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

2.  OTHER BUSINESS:  Take action on other business which may properly come before the meeting.

               FOR  _____      AGAINST _____      ABSTAIN _____

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE SEVEN CLASS C DIRECTORS, AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated this       day of           , 1999.                                 (SEAL)
                                              ----------------------------------
                                              Signature

                                                                          (SEAL)
                                              ----------------------------------
                                              Signature

                                              Please sign exactly as your name
                                              appears hereon. When signing as an
                                              Attorney, Executor, Administrator,
                                              Trustee or Guardian, please give
                                              full title. If more than one
                                              Trustee, all must sign. All joint
                                              owners must sign.